Verisign Reports Fourth Quarter and Full Year 2015 Results

RESTON, VA - Feb. 11, 2016 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and Internet security, today reported financial results for the fourth quarter and full year of 2015.

Fourth Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $273 million for the fourth quarter of 2015, up 6.5 percent from the same quarter in 2014. Verisign reported net income of $102 million and diluted earnings per share (“diluted EPS”) of $0.76 for the fourth quarter of 2015, compared to net income of $65 million and diluted EPS of $0.48 for the same quarter in 2014. The operating margin was 58.1 percent for the fourth quarter of 2015 compared to 55.6 percent for the same quarter in 2014.

As described in fourth quarter of 2014 earnings news release, net income for the fourth quarter of 2014 was decreased by $26 million and diluted EPS was decreased by $0.19 primarily due to a non-U.S. income tax charge related to a reorganization of certain international operations and a change in estimate for U.S. income tax charges related to the repatriation of offshore assets.

Fourth Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $105 million and diluted EPS of $0.79 for the fourth quarter of 2015, compared to net income of $95 million and diluted EPS of $0.70 for the same quarter in 2014. The non-GAAP operating margin was 62.4 percent for the fourth quarter of 2015 compared to 59.4 percent for the same quarter in 2014. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“We close 2015 marking more than five years, since completing the divestitures in 2010, of growing revenues, operating income and earnings while providing more than 18 years of uninterrupted availability of the Verisign DNS for .com and .net. During 2015 we repurchased 9.3 million shares returning $622 million to shareholders,” commented Jim Bidzos, Executive Chairman, President and Chief Executive Officer.
2015 GAAP Financial Results
For the year ended Dec. 31, 2015, Verisign reported revenue of $1.06 billion, up 4.9 percent from $1.01 billion in 2014. Verisign reported net income of $375 million and diluted EPS of $2.82 in 2015, compared to net income of $355 million and diluted EPS of $2.52 in 2014. The operating margin for 2015 was 57.2 percent compared to 55.9 percent in 2014.

As described in the fourth quarter of 2014 earnings news release, net income for 2014 was decreased by $10 million and diluted EPS was decreased by $0.07 primarily due to the fourth quarter of 2014 non-U.S. income tax charge related to a reorganization of certain international operations and changes in estimates during 2014 for U.S. income taxes related to the 2013 worthless stock deduction and the 2014 repatriation of offshore assets.

2015 Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $405 million and diluted EPS of $3.05 for 2015, compared to net income of $383 million and diluted EPS of $2.72 for 2014. The non-GAAP operating margin for 2015 was 61.5 percent compared to 60.2 percent for 2014.

Financial Highlights

•	Verisign ended 2015 with cash, cash equivalents and marketable securities of $1.9 billion, an increase of $491 million as compared with year-end 2014.

•
Cash flow from operations was $189 million for the fourth quarter of 2015 and $651 million for the full year 2015 compared with $170 million for the same quarter in 2014 and $601 million for the full year 2014.

•	Deferred revenues on Dec. 31, 2015, totaled $961 million, an increase of $71 million from year-end 2014.

•	Capital expenditures were $12 million in the fourth quarter and $41 million for the full year 2015.

•
During the fourth quarter, Verisign repurchased 1.8 million shares of its common stock for $150 million. During the full year 2015, Verisign repurchased 9.3 million shares of its common stock for $622 million.

•
Effective Feb. 11, 2016, the Board of Directors approved an additional authorization for share repurchases of approximately $611 million of common stock, which brings the total amount to $1 billion authorized and available under Verisign’s share buyback program, which has no expiration.

•
For purposes of calculating diluted EPS, the fourth quarter diluted share count included 21.4 million shares related to subordinated convertible debentures, compared with 14.7 million shares for the same quarter in 2014. These represent diluted shares and not shares that have been issued.

Business Highlights

•
Verisign Registry Services added 4.6 million net new names during the fourth quarter, ending with 139.8 million .com and .net domain names in the domain name base, which represents a 6.3 percent increase over the base at the end of the fourth quarter in 2014, as calculated including domain names on hold for both periods.

•	In the fourth quarter, Verisign processed 12.2 million new domain name registrations for .com and .net, as compared to 8.2 million for the same quarter in 2014.

•
The final .com and .net renewal rate for the third quarter of 2015 was 71.9 percent compared with 72.0 percent for the same quarter in 2014. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial information in quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on the contingent interest derivative on the subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 26 percent for 2015 and 28 percent for 2014, both of which differ from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s 4.625% senior notes due 2023 and 5.25% senior notes due 2025. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on the contingent interest derivative on the subordinated convertible debentures and unrealized loss (gain) on hedging agreements.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. Management believes that the non-GAAP information enhances investors’ overall understanding of Verisign’s financial performance and the comparability of Verisign’s operating results from period to period.

The tables appended to this news release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EST) to review the fourth quarter and full year 2015 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-1460 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global leader in domain names and Internet security, enables Internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key Internet infrastructure and services, including the .com and .net domains and two of the Internet’s root servers, as well as performs the root-zone maintainer functions for the core of the Internet’s Domain Name System (DNS).

Verisign’s Security Services include intelligence-driven Distributed Denial of Service Protection, iDefense Security Intelligence and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF
Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of the U.S. government’s transition of key Internet domain name functions (the Internet Assigned Numbers Authority (“IANA”) function) and related root zone management functions, changes in Internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our target markets; the operational and other risks from the introduction of new gTLDs by ICANN and our provision of back-end registry services; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; challenging global economic conditions; economic and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; the impact of unfavorable tax rules and regulations; and our ability to continue to reinvest offshore our foreign earnings. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2016 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$228,659	$191,608
Marketable securities	1,686,771	1,233,076
Accounts receivable, net	12,638	13,448
Other current assets	39,856	41,658
Total current assets	1,967,924	1,479,790
Property and equipment, net	295,570	319,028
Goodwill	52,527	52,527
Deferred tax assets	17,361	33,887
Other long-term assets	24,355	15,918
Total long-term assets	389,813	421,360
Total assets	$2,357,737	$1,901,150
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$188,171	$190,278
Deferred revenues	680,483	621,307
Subordinated convertible debentures, including contingent interest derivative	634,326	620,620
Total current liabilities	1,502,980	1,432,205
Long-term deferred revenues	280,859	269,047
Senior notes	1,235,354	740,175
Deferred tax liabilities	294,194	244,467
Other long-term tax liabilities	114,797	98,722
Total long-term liabilities	1,925,204	1,352,411
Total liabilities	3,428,184	2,784,616
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 322,990 at December 31, 2015 and 321,699 at December 31, 2014; Outstanding shares: 110,072 at December 31, 2015 and 118,452 at December 31, 2014	323	322
Additional paid-in capital	17,558,822	18,120,045
Accumulated deficit	(18,625,599)	(19,000,835)
Accumulated other comprehensive loss	(3,993)	(2,998)
Total stockholders’ deficit	(1,070,447)	(883,466)
Total liabilities and stockholders’ deficit	$2,357,737	$1,901,150

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues	$272,625	$255,917	$1,059,366	$1,010,117
Costs and expenses:
Cost of revenues	48,996	47,477	192,788	188,425
Sales and marketing	22,507	23,757	90,184	92,001
Research and development	15,200	17,324	63,718	67,777
General and administrative	27,640	25,138	106,730	97,487
Total costs and expenses	114,343	113,696	453,420	445,690
Operating income	158,282	142,221	605,946	564,427
Interest expense	(28,567)	(21,586)	(107,631)	(85,994)
Non-operating (loss) income, net	(4,336)	(159)	(10,665)	4,878
Income before income taxes	125,379	120,476	487,650	483,311
Income tax expense	(23,849)	(55,004)	(112,414)	(128,051)
Net income	101,530	65,472	375,236	355,260
Realized foreign currency translation adjustments, included in net income	—	—	(291)	—
Unrealized (loss) gain on investments	(1,318)	50	(519)	84
Realized (gain) loss on investments, included in net income	(86)	1	(185)	3
Other comprehensive (loss) income	(1,404)	51	(995)	87
Comprehensive income	$100,126	$65,523	$374,241	$355,347

Earnings per share:
Basic	$0.92	$0.54	$3.29	$2.80
Diluted	$0.76	$0.48	$2.82	$2.52
Shares used to compute earnings per share:
Basic	110,952	120,140	114,155	126,710
Diluted	133,385	135,899	133,031	140,895

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$375,236	$355,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	61,491	63,690
Stock-based compensation	46,075	43,977
Excess tax benefit associated with stock-based compensation	(18,464)	(6,054)
Unrealized loss (gain) on contingent interest derivative on Subordinated Convertible Debentures	14,130	(2,249)
Payment of contingent interest	(10,759)	—
Amortization of debt discount and issuance costs	12,292	10,878
Other, net	(1,781)	480
Changes in operating assets and liabilities
Accounts receivable	661	(73)
Prepaid expenses and other assets	(1,728)	11,571
Accounts payable and accrued liabilities	21,013	45,419
Deferred revenues	70,988	34,518
Net deferred income taxes and other long-term tax liabilities	82,328	43,532
Net cash provided by operating activities	651,482	600,949
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities and investments	2,767,027	3,428,659
Purchases of marketable securities	(3,219,329)	(3,277,096)
Purchases of property and equipment	(40,656)	(39,327)
Other investing activities	(3,941)	452
Net cash (used in) provided by investing activities	(496,899)	112,688
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	14,690	17,597
Repurchases of common stock	(643,169)	(883,403)
Proceeds from borrowings, net of issuance costs	492,237	—
Excess tax benefit associated with stock-based compensation	18,464	6,054
Net cash used in financing activities	(117,778)	(859,752)
Effect of exchange rate changes on cash and cash equivalents	246	(1,500)
Net increase (decrease) in cash and cash equivalents	37,051	(147,615)
Cash and cash equivalents at beginning of period	191,608	339,223
Cash and cash equivalents at end of period	$228,659	$191,608
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$99,473	$75,088
Cash paid for income taxes, net of refunds received	$39,723	$35,201

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2015		2014
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$158,282	$101,530	$142,221	$65,472
Adjustments:
Stock-based compensation	11,724	11,724	9,696	9,696
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		5,072		1,704
Non-cash interest expense		3,091		2,641
Contingent interest payable on subordinated convertible debentures		(3,272)		(2,613)
Tax adjustment		(13,070)		18,071
Non-GAAP	$170,006	$105,075	$151,917	$94,971

Revenues	$272,625		$255,917
Non-GAAP operating margin	62.4%		59.4%
Diluted shares		133,385		135,899
Diluted EPS, non-GAAP		$0.79		$0.70

	Year Ended December 31,
	2015		2014
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$605,946	$375,236	$564,427	$355,260
Adjustments:
Stock-based compensation	46,075	46,075	43,977	43,977
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures		14,130		(2,249)
Non-cash interest expense		11,746		10,223
Contingent interest payable on subordinated convertible debentures		(11,749)		(3,919)
Tax adjustment		(30,028)		(20,725)
Non-GAAP	$652,021	$405,410	$608,404	$382,567

Revenues	$1,059,366		$1,010,117
Non-GAAP operating margin	61.5%		60.2%
Diluted shares		133,031		140,895
Diluted EPS, non-GAAP		$3.05		$2.72

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended December 31,
	2015	2014
Net Income	$101,530	$65,472
Interest expense	28,567	21,586
Income tax expense	23,849	55,004
Depreciation and amortization	14,937	15,767
Stock-based compensation	11,724	9,696
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	5,072	1,704
Unrealized loss (gain) on hedging agreements	84	(267)
Non-GAAP Adjusted EBITDA	$185,763	$168,962

Year Ended December 31, 2015
Net Income	$375,236
Interest expense	107,631
Income tax expense	112,414
Depreciation and amortization	61,491
Stock-based compensation	46,075
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	14,130
Unrealized loss on hedging agreements	95
Non-GAAP Adjusted EBITDA	$717,072

VERISIGN, INC.
STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cost of revenues	$1,807	$1,652	$7,009	$6,400
Sales and marketing	1,963	2,121	6,763	8,023
Research and development	1,598	1,829	6,488	7,018
General and administrative	6,356	4,094	25,815	22,536
Total stock-based compensation expense	$11,724	$9,696	$46,075	$43,977